UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2019

MercadoLibre, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33647	98-0212790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Arias 3751, 7th Floor, Buenos Aires, Argentina C1430CRG
(Address of Principal Executive Offices) (Zip Code)

+5411-4640-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MELI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On July 1, 2019, the remaining outstanding 2.25% Convertible Senior Notes due 2019 (the “2019 Notes”) of MercadoLibre, Inc. (the “Company”) matured. The holders of $65,961,000 principal amount of the 2019 Notes elected to convert their 2019 Notes at maturity, and the Company issued 523,407 shares of its common stock in settlement of such conversions (in transactions exempt from registration pursuant to Section 3(a)(2) of the Securities Act of 1933, as amended). $17,000 principal amount of 2019 Notes were not converted, and were repaid by the Company in cash at maturity.

Also on July 1, 2019, the Company received and retired 131,994 shares of its Common Stock in settlement under capped call agreements that it had previously entered into in relation to the 2019 Notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MercadoLibre, Inc.

Dated: July 3, 2019	By:	/s/ Pedro Arnt
	Name:	Pedro Arnt
	Title:	Chief Financial Officer